UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
May 21, 2013

ATMEL CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	0-19032	77-0051991
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1600 Technology Drive
San Jose, CA 95110
(Address of principal executive offices, including zip code)

(408) 441-0311
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Chief Financial Officer and Principal Accounting Officer.

On May 21, 2013, the Board of Directors appointed Steve Skaggs, previously serving as interim Chief Financial Officer, as the company's permanent Senior Vice President & Chief Financial Officer and Principal Accounting Officer, with immediate effect. In connection with his appointment to the permanent position, the Board of Directors also granted Mr. Skaggs 250,000 restricted stock units, 6.25% of which will vest quarterly on each February 15th, May 15th, August 15th and November 15th, commencing on August 15, 2013, subject to Mr. Skaggs' continued employment with the Company on each such vesting date. Mr. Skaggs' annual base salary and target incentive bonus remain unchanged from the compensation arrangements entered into in connection with his appointment as interim Chief Financial Officer. A copy of the Press Release announcing the appointment of Mr. Skaggs as Chief Financial Officer is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits
(d) Exhibits.

Exhibit No.	Description

99.1	Press release, dated as of May 22, 2013, entitled “Atmel Confirms Appointment of Steve Skaggs as Permanent Chief Financial Officer.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Atmel Corporation

Date: May 24, 2013	By	/s/ Scott Wornow
Scott Wornow Senior Vice President & Chief Legal Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release, dated as of May 22, 2013, entitled “Atmel Confirms Appointment of Steve Skaggs as Permanent Chief Financial Officer."